SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 JANUARY 2, 1997
                Date of Report (Date of earliest event reported)



                             TRANSMEDIA NETWORK INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                        0-4028                    84-6028875
(State or other juris-             (Commission               (I.R.S. Employer
diction of incorporation)          File Number)             Identification No.)



                 11900 BISCAYNE BOULEVARD, MIAMI, FLORIDA 33181
               (Address of principal executive offices) (Zip Code)



                                 (305) 892-3300
              (Registrant's telephone number, including area code)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  (a) On January 2, 1997, Transmedia Network Inc. (the "Company") terminated the franchise previously granted to The Western Transmedia Company, Inc. ("Western") which gave Western the right to operate in California, Oregon, Washington and a portion of Nevada and completed the purchase of certain of Western's assets, including its rights to receive food and beverage credits, furniture, fixtures and equipment for an aggregate consideration of $7.2 million in cash, subject to adjustment based on the closing date value of such rights to receive. Of that amount, $4.75 million represents the consideration for the termination of the franchise. A portion of the proceeds of the Company's recent securitization of its rights to receive was the source of funds for the consideration paid to Western.





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits:

               EXHIBIT
               NUMBER         DESCRIPTION
               -------        -----------
               10.1           Stock Purchase Agreement, dated as of November 15,
                              1996, between the Company and Western. Previously filed as Exhibit 10.14 to the Company's Annual
                              Report on Form 10- K for the fiscal year ended
                              September 30, 1996.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TRANSMEDIA NETWORK INC.

                                    (Registrant)



Date:  January 7, 1997            By: /s/ David L. Weinberg
                                       --------------------------------------
                                       Name: David L. Weinberg
                                       Title: Vice President and
                                              Chief Financial Officer


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